                                                                       EXHIBIT 7

                               AMENDMENT NO. 1 TO
                STOCK AND WARRANT PURCHASE AND EXCHANGE AGREEMENT

          THIS AMENDMENT NO. 1 TO STOCK AND WARRANT PURCHASE AND EXCHANGE AGREEMENT, dated as of November 9, 2001 (this "Amendment"), is entered into by
                                               ---------
and among Critical Path, Inc., a California corporation (the "Seller"), General
                                                              ------
Atlantic Partners 74 L.P., a Delaware limited partnership, GAP Coinvestment Partners II, L.P., a Delaware limited partnership, GapStar, LLC, a Delaware limited liability company, Vectis CP Holdings, LLC, Cenwell Limited and Campina Enterprises Limited (collectively, the "Purchasers") and amends the Stock and
                                        ----------
Warrant Purchase and Exchange Agreement, dated November 8, 2001 (the "Purchase
                                                                      --------
Agreement"), among the Seller and the Purchasers.
---------

          WHEREAS, pursuant to the terms of the Purchase (i) the Company agreed to issue and sell to the Purchasers an aggregate of 4,000,000 shares, par value $0.001 per share, of Series D Cumulative Redeemable Convertible Participating Preferred Stock of the Company and (ii) the GAP Purchasers (as defined in the Purchase Agreement) are acquiring from the Seller warrants to purchase, at an exercise price of $1.05 per share, an aggregate of 2,500,000 shares of common stock, par value $0.001 per share, of Seller; and

          WHEREAS, the parties wish to amend the Purchase Agreement pursuant to
Section 10.4 thereof.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Schedule 2.1. Schedule 2.1. of the Purchase Agreement is hereby
             ------------  ------------
amended and restated in its entirety as set forth on Schedule 2.1 attached
                                                     ------------
hereto.

          2. Except as otherwise expressly provided in this Amendment, all of the terms and conditions of the Purchase Agreement are hereby ratified and shall remain unchanged and continue in full force and effect.

          3. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          4. This Amendment shall be governed by and construed in accordance with the laws of the state of New York, without regard to the principles of conflicts of law of any jurisdiction.

          IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment as of the day and year first above written.

                                       CRITICAL PATH, INC.


                                       By:____________________________________
                                          Name:
                                          Title:



                                       GENERAL ATLANTIC PARTNERS 74, L.P.
                                       By: GENERAL ATLANTIC PARTNERS, LLC,
                                           its General Partner


                                       By:____________________________________
                                          Name:
                                          Title:  A Managing Member



                                       GAP COINVESTMENT PARTNERS II, L.P.


                                       By:____________________________________
                                          Name:
                                          Title: A General Partner


                                       GAPSTAR, LLC
                                       By: GENERAL ATLANTIC PARTNERS, LLC,
                                           its Managing Member


                                       By:____________________________________
                                          Name:
                                          Title:

                                       VECTIS CP HOLDINGS, LLC
                                       By: VECTIS GROUP, LLC,
                                           its Managing Member


                                       By:______________________________________
                                          Name:
                                          Title:


                                       CENWELL LIMITED


                                       By:______________________________________
                                          Name:
                                          Title:


                                       CAMPINA ENTERPRISES LIMITED


                                       By:______________________________________
                                          Name:
                                          Title:

                                                                    Schedule 2.1
                                                                    ------------

                       Purchased Shares and Purchase Price
                       -----------------------------------

-------------------------------------------------------------------------------------------------------------
              Purchaser                         Purchased Shares                    Purchase Price
              ---------                         ----------------                    --------------
-------------------------------------------------------------------------------------------------------------
GAP LP                                              581,688                        $ 7,998,210.00
-------------------------------------------------------------------------------------------------------------
GAP Coinvestment                                     82,097                        $ 1,128,833.75
------------------------------------------------------------------------------------------------------------
GapStar                                              44,252                        $   608,465.00
-------------------------------------------------------------------------------------------------------------
Vectis CP Holdings, LLC                             581,818                        $ 7,999,997.50/1/
-------------------------------------------------------------------------------------------------------------
Cenwell Limited                                     436,364                        $ 5,999,998.13
-------------------------------------------------------------------------------------------------------------
Campina Enterprises Limited                         436,363                        $ 5,999,998.12
-------------------------------------------------------------------------------------------------------------
                                Total:            2,162,582                        $29,735,502.50
-------------------------------------------------------------------------------------------------------------

_______________________
/1/ This amount is comprised of (i) cash in the amount of $5,250,000 and (ii) value for services provided by Vectis to the Company under the Vectis Agreement in the amount of $2,749,997.50.